UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company [  ]

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On December 10, 2019, Novel Drug Solutions, LLC and Eye Care Northwest, PA (collectively, “NDS”) issued a press release containing numerous false and misleading statements about Harrow Health, Inc. (the “Company”), including statements made in violation of a federal court order. The Company and NDS are involved in a lawsuit related to a terminated Asset Purchase Agreement (the “Agreement”). The Company believes the remaining claims in the lawsuit, not already withdrawn by NDS, are meritless.

The Company does not expect the lawsuit with NDS or the termination of the Agreement to affect its ImprimisRx business, including its operations, revenues or the ongoing service of its customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: December 11, 2019	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer